UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): April 30, 2002
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                                    a21, INC.
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             (Exact Name of registrant as specified in its charter)


           Delaware                                               78-2896910
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(State or other jurisdiction of         (Commission             (IRS Employer
incorporation or organization)          File Number)         Identification No.)


One Embarcadero Center, Suite 500, San Francisco, California             94111
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          (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (415) 284-2121
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   Sartoga Holdings I, Inc., 2304 Hancock Drive, Suite 5, Austin, Texas 78756
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         (Former name, former address and former fiscal year, if changed since last report)

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

On April 30, 2002, certain shareholders of Agence 21, Inc., a privately owned Delaware corporation ("Agence"), acquired control of a21, Inc., a Texas corporation formerly known as Saratoga Holdings I, Inc. ("a21" or the "Company"), pursuant to a share exchange and pursuant to a vote of shareholders of a21 approving the election to the board of directors of a21 of four individuals designated by Agence.

Control of a21 was assumed from Thomas F. Cooke ("Mr. Cooke") who, prior to the exchange, held approximately 65% of the outstanding stock of a21 and was a21's sole director. In connection with the exchange, Mr. Cooke voluntarily resigned from a21's board of directors.

On April 18, 2002, a21 entered into an Exchange Agreement (the "Exchange Agreement") with Agence, Mr. Cooke, certain stockholders, warrantholders and optionholders of Agence, A21 Acquisition LLC, a Delaware limited liability company ("A21 Acquisition"), and SH 2, Inc. ("SH2"). A21 Acquisition and SH2 were both wholly-owned by a21 on April 18, 2002.

On April 30, 2002, pursuant to the Exchange Agreement, and after giving effect to a reverse stock split of a21's shares, shareholders of Agence electing to participate in the share exchange received one share of a21 common stock in exchange for every three shares of Agence common stock and/or preferred stock. Holders of options and warrants to purchase Agence common stock who participated in the exchange received options and warrants to purchase a21 common stock based on the exchange ratio of three shares of Agence common stock for every one share of a21 common stock.

Following the exchange, the shareholders of Agence who participated in the exchange acquired approximately 9,245,343 post-reverse stock split shares of a21, representing approximately 83.3% of the issued and outstanding stock of a21. Holders of options of Agence participating in the exchange received options exercisable for approximately 875,002 shares of post-reverse split common stock of a21. Holders of warrants of Agence participating in the exchange received warrants exercisable for approximately 316,669 shares of post-reverse split common stock of a21.

As a result of the exchange, A21 Acquisition acquired 26,236,000 shares of Agence common stock and 1,500,000 shares of Agence preferred stock, representing in the aggregate approximately 85.0% of the issued and outstanding capital stock of Agence.

Each shareholder of Agence that elected to participate in the share exchange also signed and delivered an Irrevocable Proxy and Release. Pursuant to the proxy, Luke A. Allen ("Mr. Allen"), Vincent C. Butta ("Mr. Butta") and Albert H. Pleus ("Mr. Pleus") each have the right to vote all of a21 stock held by former stockholders of Agence until July 29, 2002. After the proxies terminate, voting control of the shares subject to each irrevocable proxy will revert to the beneficial owner of such shares.

Except for the termination of proxies, to the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Please see the full text of the Exchange Agreement and the Company's press release, filed as Exhibits 10.1 and 99.1 hereto, which are incorporated herein by reference.

This summary is qualified in its entirety by reference to the exhibits attached hereto.

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

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The information contained in Item 1 of this Form 8-K is hereby incorporated by reference herein.

On April 30, 2002, in connection with the exchange, a21 entered into a bill of sale with SH2, and transferred all of a21's assets held as of April 25, 2002 to SH2 in consideration of 100% of the capital stock of SH2 and the assumption by SH2 of all of the liabilities of a21 in existence prior to the closing of the exchange, except for approximately $15,000 in liabilities related to professional fees and costs related to the exchange and incurred by a21 prior to the exchange.

On April 29, 2002, the Company entered into a Common Stock Purchase Agreement with Saratoga Resources, Inc. ("Resources") providing for the sale of 100% of the capital stock of SH2 on May 1, 2002, in consideration of the forgiveness of $135,000 owed by the Company to Resources for rent from January 2000 until the date of the sale of capital stock and the assumption by Resources of all other liabilities of the Company outstanding as of the effective date of the exchange, except for approximately $15,000 in liabilities related to professional fees and costs related to the exchange and incurred by a21 prior to the exchange. Resources is owned and controlled by Mr. Cooke.

Please see the full text of the Bill of Sale and the Common Stock Purchase Agreement, filed as Exhibits 10.2 and 10.3 hereto, which are incorporated herein by reference.

This summary is qualified in its entirety by reference to the exhibits attached hereto.


ITEM 5.  OTHER EVENTS

On April 30, 2002, at a special meeting of shareholders of the Company, more than 65% of the shareholders of a21 approved, among other things:

     o an amendment to the Articles of Incorporation of the Company effecting a 2.3402:1 reverse stock split of the Company's common stock effective April 30, 2002, reducing the Company's outstanding common stock immediately after giving effect to the reverse split to approximately 14,779,267 shares, of which 12,925,117 shares represented shares issued by a21 to A21 Acquisition for issuance in connection with the exchange;
     o an amendment to the Articles of Incorporation of the Company changing the Company's name from "Saratoga Holdings I, Inc." to "a21 Group, Inc.";
     o an amendment to the Articles of Incorporation of the Company increasing the board of directors from one member to up to eleven members, and initially set at four members until changed by the board of directors;
     o   the election to the board of directors of Mr. Allen, Mr. Butta, Thomas
         V. Butta and Mr. Pleus; and
     o the adoption of the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the "Plan") and the reservation for issuance of 7,020,600 shares of pre-reverse split common stock under the Plan, representing 3,000,000 shares of post-reverse split a21 common stock.
     o the change of ticker symbol of the Company from "SGXK" to a ticker symbol approved by the officers of the Company; and
     o the change of domicile of the Company from Texas to Delaware, effective upon the taking of actions by officers of the Company necessary to effect this change.

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

The Company's name is currently "a21, Inc." as the name "a21 Group, Inc." was not available in Texas.

The Company's ticker symbol is currently "ATWO" and its Common Stock continues to trade on the over the counter bulletin board.

The biographies of the new Directors and Officers of the Company are as follows:

Albert H. Pleus (40), Chairman
Mr. Pleus has been Chairman of the Company from its inception. Mr. Pleus is also Vice Chairman of Adpads, Inc. (OTCBB:APAD) a company in a range of businesses from financial services to light industrial manufacturing to merchandising. Having started his career at Morgan Stanley, Mr. Pleus, over the last 10 years, has focused on investment banking as well as principal investment roles. From 1996 to 1999, Mr. Pleus was a Managing Director at Convergence Capital, Inc., a New York and Seoul, Korea based boutique focused on cross border mergers, acquisitions and financings with several large multi-nationals as clients and over $100 million in closed transactions. From 1999 to present, Mr. Pleus has been President of Whitney Holdings Group, a Hawaii and New York based company which provides financial, strategic consulting and advisory services to developing businesses. At Whitney, Mr. Pleus has led the formation of various companies, the structuring of joint ventures and the raising seed and early stage capital. Mr. Pleus received his BS and MS degrees from MIT and holds an MBA from Stanford University.

Vincent C. Butta (40), Vice Chairman
Mr. Butta is Vice Chairman of the Company and had been CEO since January 2001. Mr. Butta has also been CEO of BFF Merchandising Group since February 2002, a division of Adpads, Inc. (OTCBB: APAD), a company in a range of businesses from financial services to light industrial manufacturing to merchandising. From 1995 to 2000, Mr. Butta was employed by ADC, Inc., a point of purchase display manufacturing company, where he held senior sales and marketing positions and became President in 1999. At ADC, Mr. Butta was responsible for delivering on an aggressive growth mandate which resulted in revenue growth from $42 million to $117 million and corresponding EBITDA growth from negative $2 million to $18 million. From 1984 to 1995, Mr. Butta was Senior Vice President of Sales and Marketing at Consumers Promotions International, where he was in charge of marketing and promotions as well as design and creative development. Additionally, Mr. Butta also acted as a consultant, principal and Board member of various privately-held businesses including business to business Internet companies, marketing companies, and other early stage companies. He received his Bachelor of Art degree in Marketing & Advertising from Pepperdine University. Mr. Butta is the brother of Thomas V. Butta, a Director of the Company.

Luke A. Allen (38), Director
Mr. Allen has been a Director of the Company from its inception. Since 1994, Mr. Allen has been President of C.R.Allen & Co., Inc., a private investment company with interests ranging from biotech, Internet, and software companies to radio and media. Also, since 1994, Mr. Allen has been Chairman of Westbrook Technologies, Inc., a profitable computer software company specializing in document management technology. From 1993-1998, Mr. Allen was a Director of Major Broadcasting Co. Inc. which purchased, successfully turned around and exited a major market radio station. Mr. Allen is also involved with various family investment interests through Allen & Company, the New York investment bank. Mr. Allen received his BA degree from Duke University.

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

Thomas V. Butta (45), Director and Advisor
Mr. Butta is a Director of and an advisor to the Company. Mr. Butta has been the Chief Marketing Officer of PTC (NASDAQ: PMTC) since November 2001. Prior to joining PTC, Mr. Butta was the Chief Marketing Officer of CommerceQuest (NASDAQ:
ICGE) from August 2000 to July 2001 and Red Hat (NASDAQ: RHAT) from June 1999 to June 2001. Mr. Butta is widely respected for crafting powerfully positioned brands for public and private companies. As Chief Marketing Officer of Red Hat (NASDAQ: RHAT), Mr. Butta helped inspire one of the most successful IPOs in NASDAQ history and established Red Hat as a highly recognized and respected brand among Internet users. Mr. Butta helped Red Hat own the enviable position of trusted, worldwide leader of the convention-challenging open source development model.

Past achievements also include CEO of FGI Inc. from July 1996 to June 1999, a 200-person, $40 million strategic marketing, research and communications firm in Chapel Hill, North Carolina and New York City; and, a ten-year tenure at Young & Rubicam and Hill, Holliday, Connors and Cosmopulos. Mr. Butta led Y&R's ground-breaking New Electronic Media practice in 1984 and at Hill Holliday, launched the brand that forever changed how software was marketed - Lotus 1, 2,
3. Mr. Butta received his BA degree from Hamilton College in Clinton, New York and has attended Executive Education programs at Harvard Business School. Mr. Butta is the brother of Vincent C. Butta, a Director of the Company.

On May 1, 2002, a21 assumed an Investment Banking Agreement entered into on April 9, 2002, between Agence 21 and Hornblower & Weeks Financial Corp., an investment bank. The agreement is for a period of 12 months beginning May 1, 2002, to advise a21 on a range of financial matters. a21 shall pay a base fee to the investment bank of $120,000, payable in twelve equal installments of $10,000. a21 has paid $30,000 in advance for the first three months starting May 1, 2002. a21 can elect to pay the base fee in common stock of a21. If a21 elects to pay the base fee with common stock of a21, it will pay with stock having a value of 125% of the cash payment alternative.

Hornblower shall also earn and be issued 175,000 shares of a21 common stock each on July 30, 2002, October 28, 2002, and January 26, 2003, for a total of 525,000 shares of a21 common stock and is entitled to receive reimbursement for actual out-of-pocket expenses. a21 may cancel the agreement with 30 days notice without liability for any fees except for those already earned.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a) Financial Statements of the Company for the periods specified by Rule 3-05(v) of Regulation S-X will be filed by amendment within 60 days after the date of filing of this Form 8-K.

b) Pro Forma Financial Information required pursuant to Article 11 of Regulation S-X will be filed by amendment within 60 days after the date of filing of this Form 8-K.

c)       Exhibits:

Exhibit 3.1       Articles of Incorporation filed on November 8, 1995(1)
Exhibit 3.2       Amendment to Articles of Incorporation filed on May 2, 2002

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

Exhibit 10.1 Exchange Agreement dated April 18, 2002, among Saratoga Holdings I, Inc., SH 2, Inc., A21 Acquisition LLC, Thomas F. Cooke and Agence 21, Inc. and certain stockholders, option holders and warrant holders of Agence 21 set forth on the signature pages to the Exchange Agreement.
Exhibit 10.2 Bill of Sale dated April 30, 2002 between Saratoga Holdings I, Inc. and SH 2, Inc.
Exhibit 10.3 Common Stock Purchase Agreement dated April 30, 2002 between Saratoga Holdings I, Inc. and Sartoga Resources, Inc.
Exhibit 99.1      Press Release dated April 30, 2002 of a21, Inc.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2002



                                     A21, INC.


                                     By: /s/ ALBERT H. PLEUS
                                         ---------------------------------------
                                         Albert H. Pleus, Chairman and Secretary

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